Exhibit 99.2O

                           APD Antiquities, Inc.

                             Balance Sheet
                                 as of
                           September 30, 2004
                           December 31, 2003
                           December 31, 2002

                                  and

                        Statement of Operations,
                  Changes in Stockholders' Equity, and
                              Cash Flows
                          For the year ended
                          December 31, 2003
                          December 31, 2002
                                  and
                     for the Period nine months ended
                 September 30, 2004 and September 30, 2003

                                 and

    Unaudited Pro Forma Combined Financial Statements with GCJ, Inc.

                           TABLE OF CONTENTS
                           -----------------


                                                                    PAGE
                                                                    ----
Independent Auditors Report                                         F-1
Balance Sheets                                                      F-2
Statement of Operations                                             F-3
Statement of Changes in Stockholders' Equity                        F-4
Statement of Cash Flows                                             F-5
Footnotes                                                           F-6-12
Unaudited Pro Forma Combined Financial Statements                   F-13
Unaudited Pro Forma Combined Balance Sheet                          F-14
Unaudited Pro Forma Combined Statements of Operations               F-15
Footnote                                                            F-16




Williams & Webster, P.S.
Certified Public Accountants & Business Consultants
------------------------------------------------------------------------------

Board of Directors
APD Antiquities, Inc.
Spokane, Washington


         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         -------------------------------------------------------

We have audited the accompanying balance sheets of APD Antiquities, Inc. (a Nevada corporation) as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of APD Antiquities, Inc. as of December 31, 2003 and 2002, and the results of its operations, stockholders' equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2, the Company has a history of operating losses, has limited cash resources, and its viability is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Williams & Webster, P.S.
----------------------------

WILLIAMS & WEBSTER, P.S.
CERTIFIED PUBLIC ACCOUNTANTS
SPOKANE, WASHINGTON
November 15, 2004

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA Bank of America Financial Center, 601 W Riverside, Suite 1940, Spokane, WA 99201, Phone (509) 838-5111 * Fax (509) 838-5114, www williarns-webster.com

APD ANTIQUITIES, INC.
BALANCE SHEETS
-----------------------------------------------------------------------------

BALANCE SHEETS
                                        September 30,        December 31,
                                            2004        -----------------------
                                        (unaudited)        2003        2002
                                        -------------   ---------  ------------
ASSETS
     CURRENT ASSETS
        Cash                            $    24,258     $    720   $    6,337
        Inventory                             1,597       17,625       17,625
                                        -----------     --------   ----------

           Total Current Assets              25,855       18,345       23,962
                                        -----------     --------   ----------

TOTAL ASSETS                            $    25,855     $ 18,345   $   23,962
                                        ===========     ========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES
        Accounts payable                $      340      $ 4,060    $    2,684
        Commissions payable
            - related party                  7,235        2,615         2,615
     Notes payable                               -        1,200             -
                                        -----------     --------   ----------

       Total Current Liabilities             7,575        7,875         5,299

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
    Preferred stock,
      5,000,000 shares authorized,
      $0.001 par value; no shares
      issued and outstanding                     -           -             -

    Common stock, 20,000,000 shares
      authorized, $0.001 par value
      362,000, 352,000 and 352,000
      shares issued and outstanding
      respectively                             362         352           352
    Additional paid-in capital              61,938      51,948        51,948
    Accumulated deficit                    (44,020)    (41,830)      (33,637)
                                        -----------     --------   ----------

     Total Stockholder's Equity             18,280      10,470        18,663

TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY           $   25,855    $ 18,345     $  23,962
                                        ===========   =========    =========



  The accompanying notes are an integral part of these financial statements.

APD ANTIQUITIES, INC.
STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------


STATEMENT OF OPERATIONS


                                    Nine Months Ended          Years Ended
                                       September 30,           December 31,
                                    ------------------      -----------------
                                      2004        2003         2003     2004
                                   (unaudited) (unaudited)
                                   ----------- -----------  ---------- --------
SALES                             $   74,500   $        -   $  2,500  $ 27,469
COST OF GOODS SOLD                    66,031            -      1,250    15,793
                                  ----------   ----------   --------- ---------
GROSS PROFIT                           8,469            -      1,250    11,676

EXPENSES
    Marketing Rent                      359          435         554       536
    Rent                              2,700        2,700       3,600     3,600
    General and administrative          375          153         183     1,188
    Professional fees                 2,495        4,243       4,243    12,004
    Stock transfer fees                  40          693         752       810
    Commissions                       4,620            -           -     1,648
                                  ----------   ----------   --------- ---------
      TOTAL EXPENSES                 10,589        8,224      9,332     19,786
                                  ----------   ----------   --------- ---------

LOSS FROM OPERATIONS                 (2,120)      (8,224)    (8,082)    (8,110)

OTHER INCOME (EXPENSE)
    Interest expense                    (70)         (80)      (111)       (43)
                                  ----------   ----------   --------- ---------
      TOTAL OTHER INCOME (EXPENSE)      (70)         (80)      (111)       (43)
                                  ----------   ----------   --------- ---------
LOSS BEFORE INCOME TAXES             (2,190)      (8,304)    (8,193)    (8,153)
                                  ----------   ----------   --------- ---------
INCOME TAXES                              -            -          -          -
                                  ----------   ----------   --------- ---------
NET LOSS
    NET LOSS PER COMMON SHARE,
    BASIC AND DILUTED             $  (0.01)    $   (0.02)  $   (0.02) $  (0.02)
                                  ==========   ==========  ========== =========

WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED      352,293       352,000     352,000   352,000
                                  ==========   ==========  ========== =========



The accompanying notes are an integral part of these financial statements.

APD ANTIQUITIES, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------------


                          Common Stock   Additional                 Total
                      ------------------ Paid-in    Accumulated  Stockholders?
                        Shares   Amount  Capital      Deficit       Equity
                      ---------- ------- ---------- -----------  -------------
Balance,
January 1, 2002       352,000    $  352  $ 51,948   $ (25,484)   $ 26,816

Net loss for year
ended December 31, 2002     -         -         -      (8,153)     (8,153)
                      ---------- ------- ---------- -----------  -------------
Balance,
December 31, 2002     352,000       352    51,948     (33,637)     18,663

Net loss for year
ended December 31, 2003     -         -         -      (8,193)     (8,193)
                      ---------- ------- ---------- -----------  -------------
Balance,
December 31, 2003    352,000        352    51,948     (41,830)     10,470

Common stock
issued for cash       10,000         10     9,990           -      10,000

Net loss for period
ended September 30,
2004(unaudited)            -          -         -       (2,190)    (2,190)
                      ---------- ------- ---------- -----------  -------------
Balance,
September 30, 2004
(unaudited)           362,000    $  362  $ 61,938    $ (44,020)   $ 18,280
                      =========  ======  ==========  ==========   ===========



  The accompanying notes are an integral part of these financial statements.

APD ANTIQUITIES, INC.
STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------

                                    Nine Months Ended          Years Ended
                                       September 30,           December 31,
                                    ------------------      -----------------
                                      2004        2003         2003     2004
                                   (unaudited) (unaudited)
                                   ----------- -----------  ---------- --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                           $  (2,190)  $   (8,193)  $ (8,304) $ (8,153)
  Adjustments to reconcile
  net loss to net cash provided
  (used) by operating activities:
Decrease (increase) in inventory      16,028            -          -    10,582
  Decrease in loan receivable              -            -          -         -
  Decrease in interest receivable          -            -          -         -
  Increase (decrease) in
     accounts payable                 (3,720)       2,105      1,376     2,684
  Increase (decrease) in
     sales tax payable                     -            -          -      (826)
  Increase in commissions payable      4,620            -          -       848
                                   ----------- -----------  ---------- --------
Net cash provided (used) by
operating activities                  14,738       (6,817)    (6,199)    5,135
                                   ----------- -----------  ---------- --------
CASH FLOWS FROM INVESTING ACTIVITIES       -            -          -         -
                                   ----------- -----------  ---------- --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from note payable               -            -      1,200         -
  Payment of note payable               (1,200)         -          -         -
  Common stock issued for cash          10,000          -          -         -
                                   ----------- -----------  ---------- --------
Net cash provided by
    financing activities                 8,800          -      1,200         -
                                   ----------- -----------  ---------- --------
Change in cash                          23,538     (5,617)    (6,199)    5,135
Cash, beginning of period                  720      6,337      6,337     1,202
                                   ----------- -----------  ---------- --------
Cash, end of period                $    24,258 $      138   $    720   $ 6,337
                                   =========== ==========   ========== ========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
   Interest paid                   $         - $        -   $      -   $     -
                                   =========== ==========   ========== ========
   Income taxes paid               $         - $        -   $      -   $     -
                                   =========== ==========   ========== ========

  The accompanying notes are an integral part of these financial statements.

APD ANTIQUITIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND SEPTEMBER 30, 2004
-----------------------------------------------------------------------------

NOTE 1- ORGANIZATION AND DESCRIPTION OF BUSINESS

APD Antiquities, Inc. (hereinafter "the Company") was incorporated on July 23, 1996 under the laws of the State of Nevada for the purpose of the sale of rare antiques. The Company maintains its corporate office in Spokane, Washington and offers its products online. The Company's fiscal year end is December 31.

The Company changed its name from APD International Corporation in August of 1999. NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Going Concern
-------------

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. At September 30, 2004, the Company had a history of operating losses, an accumulated deficit of $44,020 and limited cash resources. These conditions raise significant doubt about the Company's ability to continue as a going concern. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations. Management's plans are to seek additional capital through sales of its inventory and, if necessary, the possible sale of the Company's stock. However, management has no plans to make a private offering of common stock at this time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Accounting Method
-----------------

The Company's financial statements are prepared using the accrual method of accounting.

Accounting Pronouncements
-------------------------

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period

APD ANTIQUITIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND SEPTEMBER 30, 2004
-------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Pronouncements (continued)
-------------------------------------

beginning after June 15, 2003. The Company has determined that it has no financial instruments that would be affected by this pronouncement.

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 is not expected to have a material impact on the financial position or results of operations of the Company.

In June 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (hereinafter "SFAS No. 146"). SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS No. 146 was issued in June 2003 and is effective for activities after December 31, 2003. There has been no impact on the Company's financial position or results of operations from adopting SFAS No. 146.

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 44, 4 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (hereinafter "SFAS No. 145"), which updates, clarifies and simplifies existing accounting pronouncements. SFAS No. 4, which required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related tax effect was rescinded. As a result, SFAS No. 64, which amended SFAS No. 4, was rescinded, as it was no longer necessary. SFAS No. 44, Accounting for intangible Assets of Motor Carriers, established the accounting requirements for the effects of transition to the provisions of the Motor Carrier Act of 1980. Since the transition has been completed, SFAS No. 44 is no longer necessary and has been rescinded. SFAS No. 145 amended SFAS No. 13 to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company adopted SFAS No. 145 which did not have a material effect on the financial statements of the Company.

APD ANTIQUITIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND SEPTEMBER 30, 2004



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Pronouncements (continued)
-------------------------------------

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" (hereinafter "SFAS No. 148"). SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of the statement are effective for financial statements for fiscal years ending after December 15, 2002. The Company will report stock issued to employees under the rules of SFAS No. 123. Accordingly, there is no change is disclosure requirements due to SFAS No. 148.

Advertising Costs
-----------------

Advertising costs, including costs for direct mailings, are expensed when incurred. During the nine months ended September 30, 2004 and 2003 these costs were $359 and $435, respectively. During the years ended December 31, 2003 and 2002, these costs were $554 and $536, respectively.

Basic and Diluted Earnings Per Share
------------------------------------

Basic net income (loss) per share is computed using the weighted average number of common shares outstanding. Diluted net income (loss) per share is the same as basic net income (loss) per share as there are no common stock equivalents outstanding.

Cash and Cash Equivalents
-------------------------

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents.

Compensated Absences
--------------------

The Company does not offer paid vacation or personal time to its employees. Accordingly, there is no related accrual of expenses.

Derivative Instruments
----------------------

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which is effective for the Company as of January 1, 2001. These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in

APD ANTIQUITIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND SEPTEMBER 30, 2004
-------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Derivative Instruments (continued)
---------------------------------

other   contracts,  and for hedging activities.  They  require  that an  entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivative contracts to hedge existing risks or for speculative purposes.

As of September 30, 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts for cash, payables and accrued liabilities approximate their fair value.

Interim Financial Statements
----------------------------

The financial statements for the period ended September 30, 2004, included herein, are interim financial statements. They reflect all adjustments, which are, in the opinion of management, necessary to present fairly the results of operations for the period. All such adjustments are normal recurring adjustments. The results of operations for the interim period presented is not necessarily indicative of the results to be expected for the full fiscal year.

Inventories
-----------

Inventories are accounted for using the specific identification method, and stated at the lower of cost or market, with market representing the lower of replacement cost or estimated net realizable value. The Company has no insurance coverage on its inventory.

The Company has no inventory on consignment at September 30, 2004 or at December 31, 2003. In the future, if the Company consigns inventory, it will retain title and will insure the inventory until the inventory is sold, returned, lost, stolen, damaged, or destroyed.

The change in inventory balance from December 31, 2003 to September 30, 2004 was principally the result of the sale of an antique table with a recorded cost of $17,500.

Provision for Taxes
-------------------

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at

APD ANTIQUITIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND SEPTEMBER 30, 2004
------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Provision for Taxes (continued)
-------------------------------

each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At September 30, 2004, the Company had net deferred tax assets of approximately $14,900 principally arising from net operating loss carryforwards for income tax purposes calculated at an expected rate of 34%. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the deferred tax asset was present at December 31, 2003 and September 30,
2.004. The significant components of the deferred tax asset at September 30, 2004 and December 31, 2003 were as follows:



                                            September 30,   December 31,
                                                 2004           2003
                                            -------------   ------------
Net operating loss carryforward              $  44,000      $  41,800
                                             =========      =========
Deferred tax asset                           $  14,900      $  14,200
Deferred tax asset valuation allowance         (14,900)       (14,200)
                                             ---------      ---------
Net deferred tax asset                       $       -      $       -
                                             =========      =========

At September 30, 2004, the Company has net operating loss carryforwards of approximately $44,000, which expire in the years 2020 through 2024. The change in the allowance account from December 31, 2003 to September 30, 2004 was an increase of $700.

Revenue and Cost Recognition
----------------------------

Revenues from retail sales are recognized at the time the products are delivered.

Although the Company does not provide a written warranty on its items sold, the Company will refund the purchase price paid to any customer in those instances when an item sold is proven to be non-authentic. In a majority of instances, the Company receives a certificate of authenticity for documents (items) purchased from its vendors and is reasonably assured as to the provenance of its products. Since inception, the Company has made no refunds for the sale of any non-authentic items nor has the Company received any claims or notice of prospective claims relating to such items. Accordingly, the Company has not established a reserve against forgery or non-authenticity.

If a product proves not to be authentic, the Company would give a full refund to the purchaser and record a charge for sales returns.

APD ANTIQUITIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND SEPTEMBER 30, 2004
-------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts. At September 30, 2004 and 2003, the Company had not participated in consignment or conditional sales; therefore, there are no unsettled transactions related to sales or cost of sales.


NOTE 3 - NOTES PAYABLE

During the year ended December 31, 2003, an outside party loaned the Company $1,200. The unsecured loan bore no interest and was due on November 20, 2004. During the nine months ended September 30, 2004, the Company repaid the loan in full.


NOTE 4 - PREFERRED AND COMMON STOCK

The Company has 5,000,000 shares of preferred stock authorized and none issued.

The Company has 20,000,000 shares of common stock authorized. All shares of stock are non-assessable and non-cumulative, with no preemptive rights.

During the year ended December 31, 1999, 300,000 shares of common stock were issued to officers and directors for cash in the amount of $300 (par value), 51,000 common shares were sold for $1.00 per share and 1,000 common shares were issued for converted debt. Stock subscriptions receivable of $16,000 at December 31, 1999 were collected in the year ended December 31, 2000.

In September 2004, the Company issued 10,000 shares of common stock for cash in the amount of $10,000.


NOTE 5 - STOCK OPTION PLAN

The Company's board of directors approved the adoption of the "2001 Non-Qualified Stock Option and Stock Appreciation Rights Plan" by unanimous consent on January 15, 2001. This plan was initiated to encourage and enable officers, directors, consultants, advisors and other key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock. A total of 1,000,000 of the authorized shares of the Company's common stock may be subject to, or issued pursuant to, the terms of the plan. No options have been issued under the plan as of September 30, 2004.

APD ANTIQUITIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND SEPTEMBER 30, 2004
------------------------------------------------------------------------------

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Rental Agreement
----------------

The Company has a month-to-month rental agreement for office space in Spokane, Washington. The monthly rent is $300. Rent payments were $2,700 for each of the nine month periods ended September 30, 2004 and 2003.


NOTE 7 - RELATED PARTY TRANSACTIONS

The occasional usage of used computer equipment, provided to the Company by the Company's officers at no charge, is considered immaterial for financial reporting purposes.

The Company pays a 3% commission on every sale to both of the Company's two officers. Commissions unpaid, but accrued, are unsecured, payable upon demand and non-interest bearing.

Exhibit 99.3


UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Financial Statements of APD Antiquities, Inc. ("APD Antiquities") and GCJ, Inc. ("GCJ") gives effect to the merger between APD Antiquities and GCJ under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. These Pro Forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of APD Antiquities would actually have been if the merger had in fact occurred on September 30, 2004 nor do they purport to project the results of operations or financial position of APD Antiquities for any future period or as of any date, respectively. The acquisition of GCJ by APD Antiquities has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of APD Antiquities pursuant to which APD Antiquities is treated as the continuing entity.

These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between APD Antiquities and GCJ.

The financial statements for the year ended September 30, 2004 are derived from unaudited financial statements of both APD Antiquities, Inc. and GCJ, Inc.

You should read the financial information in this section along with GCJ's historical financial statements and accompanying notes in prior Securities and Exchange Commission filings.

                           APD Antiquities, Inc.
                 Unaudited Pro Forma Combined Balance Sheet
                              September 30, 2004


                            APD
                      Antiquities, Inc.    GCJ, Inc.                 Pro Forma
                       (Nevada Corp.)  (Nevada Corp.)  Adjustments   balance
                       --------------  --------------  -----------  ---------
Assets

Current assets:
 Cash and equivalents  $       24,258  $            -  $         -  $  24,258
 Inventory                      1,597               -            -      1,597
                       --------------  --------------  -----------  ---------
   Total current assets        25,855                            -     25,855
                       --------------  --------------  -----------  ---------
                       $       25,855  $            -  $         -  $  25,855
                       ==============  ==============  ===========  =========

Liabilities and Stockholders' Equity
Current liabilities:            7,575               -             -     7,575
                       --------------  --------------  -----------  ---------
  Total current
   liabilities                  7,575               -             -     7,575
                       --------------  --------------  -----------  ---------
Stockholders' (Deficit):

Preferred stock,
 $0.001 par value, 5,000,000
 shares authorized, zero
 shares issued and
  outstanding                       -               -            -          -
Common stock, $0.001
  par value, 70,000,000
  shares authorized,
  792,000 shares issued
  and outstanding                 362             430            -        792
 Additional paid-in
  capital                      61,938               -            -     61,938
 (Deficit) accumulated
 during development stage     (44,020)           (430)           -    (44,450)
                       --------------  --------------  -----------  ---------
                               18,280               -            -      4,648
                       --------------  --------------  -----------  ---------
                       $       25,855  $            -  $         -  $   4,648
                       ==============  ==============  ===========  =========


  The accompanying notes are an integral part of these financial statements.

                           APD Antiquities, Inc.
           Unaudited Pro Forma Combined Statements of Operations
                   For Period Ending September 30, 2004


                             APD
                       Antiquities, Inc.   GCJ, Inc.                 Pro Forma
                       (Nevada Corp.)  (Nevada Corp.)  Adjustments   balance
                       --------------  --------------  -----------  ---------
Revenue                  $     74,500  $            -  $         -  $  74,500
Cost of Goods Sold             66,031                                  66,031
                         ------------  --------------  -----------  ---------
Gross Profit                    8,469               -            -      8,469

Expenses:
General & administrative
  expenses                     10,589             430            -     11,019
                         ------------  --------------  -----------  ---------
 Total expenses                10,589             430            -     11,019
                         ------------  --------------  -----------  ---------
Loss from Operations           (2,120)           (430)          -      (2,550)

Other Income Expense
  Interest Expense                (70)              -            -        (70)

Net income (loss)        $     (2,190) $         (430) $         -   $ (2,620)
                         =============  ==============  ===========  =========
 Weighted average number
 of common shares
 outstanding                  352,293         430,000            -    782,293
                         ============  ==============  ===========  =========

Net loss per share       $      (0.00) $        (0.00) $         -  $  (0.00)
                         ============  ==============  ===========  =========


  The accompanying notes are an integral part of these financial statements.

                                     Notes

Note 1

The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of APD Antiquities, Inc. pursuant to which APD Antiquities, Inc is treated as the continuing entity.